Exhibit 4.3

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND, EXCEPT PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO RULE 144 OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE STOCK

Corporation:	SERES HEALTH, INC., a Delaware corporation
Number of Shares:	92,127 (subject to adjustment as provided below)
Class of Stock:	Series A-2 Preferred Stock, par value $0.001 per share (subject to adjustment as provided below)
Warrant Price:	$1.78 per share (subject to adjustment as provided below)
Issue Date:	September 9, 2013
Expiration Date:	September 9, 2023 (Subject to Section 5.1)

THIS WARRANT TO PURCHASE STOCK (THIS “WARRANT”) CERTIFIES THAT, for good and valuable consideration, the receipt of which is hereby acknowledged, COMERICA BANK, a Texas banking association, or its assignee (“Holder”), is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the “Shares”) of SERES HEALTH, INC., a Delaware corporation (the “Company”) at the initial exercise price per Share (the “Warrant Price”), all as set forth above and as adjusted from time to time pursuant to the terms of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant. This Warrant is issued in connection with that certain Loan and Security Agreement, dated as September 9, 2013, by and between COMERICA BANK (“Bank”) and the Company, as amended, modified, supplemented or restated from time to time (the “Loan Agreement”).

ARTICLE 1

EXERCISE

1.1 Method of Exercise. Holder may exercise this Warrant by a duly executed Notice of Exercise in substantially the form attached as Appendix I to the principal office of the Company (or such other appropriate location as Holder is so instructed by the Company). Holder shall also deliver to the Company a check, wire transfer (to an account designated by the Company) or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.2 [Intentionally Omitted.]

1.3 Delivery of Certificate and New Warrant. Within 30 days after Holder exercises this Warrant and the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised and has not expired, a new warrant representing the Shares not so acquired.

1.4 Replacement of Warrants. In the case of loss, theft or destruction of this Warrant, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.5 Acquisition of the Company.

1.5.1 “Acquisition.” For the purpose of this Warrant, “Acquisition” means (a) any sale, lease, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company by means of any transaction or series of related transactions, or (b) any reorganization, consolidation, acquisition, merger, sale of the voting securities of the Company or any other transaction or series of related transactions where the holders of the Company’s outstanding voting securities before the transaction or series of related transactions beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction or series of related transactions (other than as the result of a bona fide equity financing exclusively for capital raising purposes in which the Company sells and issues equity securities to venture capital investors and is the surviving and continuing entity in such transaction). For the sake of clarity, an Acquisition shall include the Parent Holding Company Acquisition, as that term is defined in the Loan Agreement.

1.5.2 Treatment of Warrant in the Event of an Acquisition. The Company shall give Holder written notice at least 20 days prior to the closing of any proposed Acquisition. The Company will use commercially reasonable efforts to cause (i) the acquirer of the Company, (ii) successor or surviving entity or (iii) parent entity in an Acquisition (the “Acquirer”) to assume this Warrant as a part of the Acquisition. Notwithstanding the foregoing or anything else to the contrary herein, this Warrant shall be assumed by the Acquirer in any Parent Holding Company Acquisition.

(a) If the Acquirer assumes this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing of the Acquisition. The Warrant Price shall be adjusted accordingly, and the Warrant Price and number and class of Shares shall continue to be subject to adjustment from time to time in accordance with the provisions hereof.

(b) If the Acquirer refuses to assume this Warrant in connection with the Acquisition, the Company shall give Holder an additional written notice at least ten (10) days prior to the closing of the Acquisition of such fact (the “Non-Assumption Notice”). In such event, notwithstanding any other provision of this Warrant to the contrary, Holder may immediately exercise this Warrant in the manner specified in this Warrant with such exercise effective immediately prior to closing of the Acquisition. If the Company has provided a Non-Assumption Notice and Holder elects not to exercise this Warrant, then this Warrant will terminate immediately prior to the later of (1) five (5) business days after Holder’s receipt of the Non-Assumption Notice, and (2) the closing of the Acquisition. Notwithstanding any other provision of this Warrant to the contrary if the Acquirer refuses to assume this Warrant in connection with such Acquisition, other than in connection with an Excluded Acquisition (as defined below), then effective automatically as of the date that is ten (10) days prior to the closing of such Acquisition, Holder shall have the option to elect to put this Warrant to the Company for cash in an amount equal to (x) a per Share amount equal to the difference between the Acquisition consideration payable for one Share and the Warrant Price, times (y) the number of Shares for which this Warrant is then exercisable. Holder’s exercise of the put right may be conditioned on the closing of the Acquisition. As used herein, an “Excluded Acquisition” means, an Acquisition where the consideration that the holders of the Shares are entitled to receive on account of the Shares consists entirely of cash and/or shares of common stock that are publicly traded and listed on a national exchange and where the shares, if any, receivable by Holder of this Warrant were Holder to exercise this Warrant in full immediately prior to the closing of such Acquisition may be publicly re-sold by Holder in their entirety within the three (3) months following such closing pursuant to Rule 144 or an effective registration statement under the Act.

ARTICLE 2

ADJUSTMENTS TO THE SHARES

2.1 Stock Dividends, Etc. If the Company declares or pays a dividend on the Shares payable in additional Shares or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred.

2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion

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of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company’s Certificate of Incorporation upon the closing of a registered public offering of the Company’s common stock. The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price, the number of securities or property issuable upon exercise of the new warrant and expiration date. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3 Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification, reverse split or otherwise, into a lesser number of Shares, the Warrant Price shall be proportionately increased and the Number of Shares issuable under this Warrant shall be proportionately decreased. If the outstanding Shares are subdivided, split or multiplied, by reclassification, a stock dividend resulting in the issuance of additional Shares or otherwise, into a greater number of Shares, the Warrant Price shall be proportionately decreased and the Number of Shares issuable under this Warrant shall be proportionately increased.

2.4 Adjustments for Diluting Issuances. In the event of the issuance by the Company, after the Issue Date of this Warrant, of securities at a price per share less than the Warrant Price that would trigger an anti-dilution adjustment with respect to the Shares in accordance with the Company’s Certificate of Incorporation and that is not otherwise waived in accordance with the Company’s Certificate of Incorporation (a “Diluting Issuance”), then the number of shares of common stock issuable upon conversion of the Shares issuable upon exercise of this Warrant shall be adjusted, if applicable, in accordance with those provisions of the Company’s Restated Certificate of Incorporation, a copy of which is attached hereto as Exhibit B, which apply to Diluting Issuances as if the Shares issuable upon exercise of this Warrant were outstanding on the date of such Diluting Issuance. The provisions set forth for the Shares in the Company’s Certificate of Incorporation relating to the above in effect as of the Issue Date may not be amended, modified or waived, without the prior written consent of Holder unless such amendment, modification or waiver affects the rights associated with the Shares in the same manner as such amendment, modification or waiver affects the rights associated with all other shares of the same series and class as the Shares granted to Holder. Under no circumstances shall the aggregate Warrant Price payable by Holder upon exercise of this Warrant increase as a result of any adjustment arising from a Diluting Issuance. For the avoidance of doubt, there shall be no duplicate antidilution adjustment pursuant to this Section 2.4 and the Company’s Certificate of Incorporation.

2.5 No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article 2 against impairment.

2.6 Certificate as to Adjustments. Upon each adjustment of the Warrant Price and/or the Number of Shares, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate signed by its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

2.7 Fractional Shares. No fractional Shares shall be issuable upon exercise of this Warrant and the Number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise of this Warrant, the Company shall eliminate such fractional share interest by paying Holder an amount computed by multiplying the fractional interest by the fair market value, as determined by the Company’s Board of Directors, of a full Share.

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ARTICLE 3

REPRESENTATIONS AND COVENANTS OF THE COMPANY

3.1 Representations and Warranties. The Company hereby represents and warrants to, and agrees with, Holder as follows:

3.1.1 The initial Warrant Price referenced on the first page of this Warrant is not greater than the lowest price per share at which the Company has sold Shares as of the Issue Date.

3.1.2 All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of such Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein, under Section 2.12 of the Investors Rights Agreement (as defined below) or under applicable federal and state securities laws.

3.1.3 The Company’s capitalization table delivered to Holder as of the Issue Date is true and complete as of the Issue Date.

3.1.4 As of the Issue Date, the Number of Shares specified on the first page of this Warrant represents at least one-half of one percent (0.5%) of the outstanding equity securities of the Company, calculated on a fully-diluted basis (assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options and warrants).

3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of stock; or (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; and (2) in the case of the matters referred to in (c) and (d) above at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of stock will be entitled to exchange their stock for securities or other property deliverable upon the occurrence of such event). Upon request, the Company shall provide Holder with such information reasonably necessary for Holder to evaluate its rights as a holder of this Warrant or Shares in the case of matters referred to (a), (b), (c) and (d) herein above.

3.3 Information Rights. So long as Holder holds this Warrant and/or any of the Shares, the Company shall deliver to Holder, upon Holder’s reasonable request (a) promptly after mailing, copies of all communications, information and/or communiqués to the stockholders of the Company, (b) within one hundred eighty (180) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (c) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company’s quarterly, unaudited financial statements; provided, however, the Company shall not be required to provide the foregoing so long as it has similar reporting obligations under a loan and security agreement with Comerica Bank or following its initial public offering of equity securities pursuant to an effective registration statement under the Act. In addition, and without limiting the generality of the foregoing, so long as Holder holds this Warrant and/or any of the Shares, the Company shall afford to Holder the same access to information concerning the Company and its business and financial condition as would be afforded to a holder of the class of Shares under applicable state law and/or any agreement with any holder of the class of Shares.

3.4 Registration Under the Act. The Company shall execute, and cause the requisite stockholders of the Company to execute, an amendment and joinder in the form attached hereto as Exhibit A (the “Amendment to IRA”) to that certain Amended and Restated Investors’ Rights Agreement by and among the Company and its investors dated as of November 27, 2012, as amended from time to time (the “Investors’ Rights Agreement”), a

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copy of which is attached hereto as Exhibit C, and upon execution of the Amendment to IRA, the common stock of the Company issuable upon conversion of the Shares issuable upon exercise of this Warrant, shall be deemed “Registrable Securities” and otherwise entitled to “piggy back” and “S-3” registration rights in accordance with the terms of the Investors’ Rights Agreement, as amended by the IRA Amendment. The Company agrees that no amendments, waivers or modifications will be made to the Investors’ Rights Agreement which would have an adverse impact on Holder’s registration rights under this provision unless such amendment, waiver or modification affects the rights associated with the Shares in the same manner as such amendment, modification, or waiver affects the rights associated with all other shares of the same series and class as the Shares granted to Holder.

ARTICLE 4

INVESTMENT REPRESENTATIONS AND COVENANTS

With respect to the acquisition of this Warrant and any of the Shares issuable upon exercise of this Warrant, Holder hereby represents and warrants to, and agrees with, the Company as follows:

4.1 Purchase Entirely for Own Account. This Warrant is issued to Holder in reliance upon Holder’s representation to the Company that this Warrant and the Shares issuable upon exercise of this Warrant (and the shares of common stock issuable upon conversion of such Shares) will be acquired for investment for Holder’s, or its affiliate’s, own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof other than to an affiliate, and that Holder has no present intention of selling, granting any participation in, or otherwise distributing the same other than to an affiliate. By executing this Warrant, Holder further represents that Holder does not have any contract, undertaking, agreement or arrangement with any person, other than an affiliate, to sell, transfer or grant participations to such person or to any third person with respect to this Warrant, the Shares issuable upon exercise of this Warrant or any shares of common stock issuable upon conversion of such Shares.

4.2 Reliance upon Holder’s Representations. Holder understands that this Warrant and the Shares issuable upon exercise of this Warrant are not registered under the Act on the ground that the issuance of such securities is exempt from registration under the Act, and that the Company’s reliance on such exemption is predicated on Holder’s representations set forth herein.

4.3 Accredited Investor Status. Holder represents to the Company that Holder is an Accredited Investor (as defined in the Act).

4.4 Restricted Securities. Holder understands that this Warrant and the Shares issuable upon exercise of this Warrant are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such federal securities laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.

ARTICLE 5

MISCELLANEOUS

5.1 Term; Exercise Upon Expiration. This Warrant is exercisable in whole or in part, at any time and from time to time on or before the Expiration Date set forth above; provided, however, that if the Company completes its initial public offering within the two-year period immediately prior to the Expiration Date, the Expiration Date shall automatically be extended until the earlier of: (a) the second anniversary of the effective date of the Company’s initial public offering, and (b) [August     ], 2025. The Company agrees that Holder may terminate this Warrant, upon notice to the Company, at any time in its sole discretion.

5.2 Legends. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of such Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE

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“ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND, EXCEPT PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO RULE 144 OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

5.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of such Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee. The Company shall not require Bank or a Bank Affiliate (as defined herein) to provide an opinion of counsel or investment representation letter if the transfer is to Bank’s parent company, Comerica Incorporated (“Comerica”), or any other affiliate of Bank (“Bank Affiliate”).

5.4 Transfer Procedure. After receipt of the executed Warrant, Bank will transfer all of this Warrant to Comerica Ventures Incorporated, a non-banking subsidiary of Comerica and a Bank Affiliate (“Ventures”). Subject to the provisions of Section 5.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of such Shares, if any) by giving the Company notice of the portion of this Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable); provided, however, that Holder may transfer all or part of this Warrant to its affiliates, including, without limitation, Ventures, at any time without notice or the delivery of any other instrument to the Company, and such affiliate shall then be entitled to all the rights and subject to the obligations of Holder under this Warrant and any related agreements, and the Company shall cooperate fully in ensuring that any stock issued upon exercise of this Warrant is issued in the name of the affiliate that exercises this Warrant. The terms and conditions of this Warrant shall inure to the benefit of, and be binding upon, the Company and Holders hereof and their respective permitted successors and assigns. In addition, for the sake of clarity, pursuant to the Amendment to IRA, Ventures has agreed to be subject to the requirements of Section 2.12 of the Investors’ Rights Agreement.

5.5 Notices. All notices and other communications from the Company to Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, or sent via a nationally recognized overnight courier service, fee prepaid, or on the first business day after transmission by facsimile, at such address or facsimile number as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time. Effective upon the receipt of executed Warrant and initial transfer described in Section 5.4 above, all notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

Comerica Ventures Incorporated

Attn: Warrant Administrator

1717 Main Street, 5th Floor, MC 6406

Dallas, Texas 75201

Facsimile No.: (214) 462-4459

All notices to the Company shall be addressed as follows:

SERES HEALTH, INC.

161 First Street

Cambridge, MA 02142

Facsimile No.: (617) 868-1115

5.6 Amendments; Waiver. This Warrant and any term hereof may be amended, changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such amendment, change, waiver, discharge or termination is sought.

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5.7 Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.8 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

5.9 Confidentiality. The Company hereby agrees to keep the terms and conditions of this Warrant confidential provided that the Company may provide copies of this Warrant in connection with third party due diligence in equity financing and acquisition transactions provided that the recipient thereof agrees to keep the terms hereof confidential. Notwithstanding the foregoing confidentiality obligation, the Company may disclose information relating to this Warrant in a registration statement filed with the Securities and Exchange Commission or as required by law, rule, regulation, court order or other legal authority, provided that (i) the Company has given Holder at least ten (10) days’ notice of such required disclosure, and (ii) the Company only discloses information that is required, in the opinion of counsel reasonably satisfactory to Holder, to be disclosed.

5.10 Counterparts. This Warrant may be executed in counterparts, all of which taken together shall constitute one and the same instrument.

[Remainder of Page Left Blank]

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IN WITNESS WHEREOF, each of the parties have caused this Warrant to be duly executed by its duly authorized officers as of the first date written above.

SERES HEALTH, INC.

By:	/s/ David Berry

Name:	David Berry

Title:	President

COMERICA BANK

By:	/s/ Jason Pan

Name:	Jason Pan

Title:	Vice President

APPENDIX I

NOTICE OF EXERCISE

1. The undersigned hereby elects to purchase                  shares of the                      stock of SERES HEALTH, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

Comerica Ventures Incorporated

Attn: Warrant Administrator

1717 Main Street, 5th Floor, MC 6406

Dallas, Texas 75201

Facsimile No. (214) 462-4459

3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws, and confirms the representations and warranties set forth in Article 4 of the attached Warrant.

COMERICA VENTURES INCORPORATED or Assignee

(Signature)

(Name and Title)

(Date)

Appendix I

Exhibit A

Form of Amendment to IRA

Exhibit A

AMENDMENT AND JOINDER

TO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This AMENDMENT AND JOINDER TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Amendment”) is made as of September         , 2013 (the “Amendment Date”) by and among Seres Health, Inc., a Delaware corporation (the “Company”), Comerica Ventures Incorporated (“Comerica Ventures”), and certain other parties to that certain Amended and Restated Investors’ Rights Agreement, dated as of November 27, 2012, by and among the Company and the parties listed on Schedule A thereto (the “Agreement”).

RECITALS

WHEREAS, certain of the parties hereto are parties to the Agreement;

WHEREAS, Section 6.6 of the Agreement provides that the Agreement may be amended and the observance of any term may be waived, only upon the written consent of the Company and the holders of at least 50% of the Registrable Securities then outstanding;

WHEREAS, the undersigned Investors constitute holders of at least 50% of the outstanding Registrable Securities;

WHEREAS, the Company has entered into a Loan and Security Agreement by and between the Company and Comerica Bank (“Comerica Bank”) dated September         , 2013 pursuant to which the Company issued a warrant to Comerica Bank to purchase shares of the Company’s Series A-2 Preferred Stock (the “Warrant”);

WHEREAS, immediately following the issuance of the Warrant, Comerica Bank will assign the Warrant to Comerica Ventures;

WHEREAS, the Company and the undersigned believe that it is in the best interests of the parties to enter into this Amendment to join Comerica Ventures as party to the Agreement only with respect to the sections set forth in Section 1.2 below and amend the Agreement as provided herein; and

NOW THEREFORE, in consideration of the foregoing recitals and the mutual agreements contained herein, the Company and the undersigned Investors, intending to be legally bound hereby, agree as follows:

1.1 Definitions; Construction. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement. References in the Agreement (including references to the Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Agreement as amended hereby.

1.2 Joinder of Party. Effective as of the date hereof, the parties hereto hereby agree that Comerica Ventures is joined as an “Investor” and a “Holder” under the Agreement only for purposes of Section 2.1(b), Section 2.2 through Section 2.13, and Section 6 (subject to the exceptions noted in Section 1.4 below).

1.3 Amendment to Defined Terms. The parties hereto hereby agree that the definition of “Registrable Securities” shall be amended by deleting such definition in its entirety and inserting the following in lieu thereof:

““Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, held by the Investors as of the date hereof or acquired by the Investors after the date hereof; (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) and (ii) above; and (iv) the Common Stock issued or issuable to Comerica Ventures Incorporated, its successors and assigns, upon conversion of shares of any securities of the Company (including without limitation Series A-2 Preferred Stock) issuable upon exercise of the warrant issued by the Company to Comerica Bank pursuant to that certain Loan and Security Agreement, dated as of September         , 2013, between the Company and Comerica Bank, as may be amended and/or restated from time to time; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.”

1.4 Transfers. Notwithstanding anything to the contrary in the Agreement, the parties hereby agree that Comerica Ventures, and its successors and assigns, may transfer and assign its rights under the Agreement (together with all related obligations): (a) to any transferee irrespective of the minimum share requirement set forth in clause (iii) of Section 6.1 of the Agreement, provided that such transfer is made in compliance with all other provisions of such Section 6.1; and (b) to any of its Affiliates, partners or stockholders without compliance with the notice and delivery requirements set forth in clauses (x) and (y) in the proviso at the end of the first sentence of Section 6.1 of the Agreement (but only to the extent such transferee remains bound by the restrictions and obligations of the transferor under the Agreement).

1.5 Miscellaneous. Except as specifically set forth herein, all of the terms and provisions of the Agreement shall remain unchanged, unmodified and in full force and effect, and the Agreement shall be read together and construed with this Amendment. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing one counterpart. This Amendment, together with the Agreement as amended hereby, shall supersede and replace any prior agreement between the parties relating to the subject matter hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

COMPANY:

SERES HEALTH, INC.

By:
Name:
Title:

SIGNATURE PAGE TO AMENDMENT AND JOINDER TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INVESTORS:

FLAGSHIP VENTURES FUND IV, L.P.

By its General Partner
Flagship Ventures Fund IV General Partner LLC

By:
Manager

FLAGSHIP VENTURES FUND IV-Rx, L.P.

By its General Partner
Flagship Ventures Fund IV-Rx General Partner LLC

By:
Manager

FLAGSHIP VENTURES FUND 2007, L.P.

By its General Partner
Flagship Ventures Fund 2007 General Partner LLC

By:
Manager

FLAGSHIP VENTURELABS IV LLC

By: FLAGSHIP VENTURES FUND IV, L.P. its Authorized Member

By: FLAGSHIP VENTURES FUND IV GENERAL PARTNER LLC its General Partner

By:
Name: Title:

SIGNATURE PAGE TO AMENDMENT AND JOINDER TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INVESTORS:

ENSO VENTURES 2 LIMITED BY INTERLOCK DIRECTOR LTD., DIRECTOR

AUTHORIZED SIGNATORY

AUTHORIZED SIGNATORY

SIGNATURE PAGE TO AMENDMENT AND JOINDER TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

COMERICA VENTURES:

COMERICA VENTURES INCORPORATED

By:
Name:
Title:

Address:

Fax No.

SIGNATURE PAGE TO AMENDMENT AND JOINDER TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Exhibit B

Anti-Dilution Provisions

Amended and Restated Certificate of Incorporation (including all amendments thereto) – ATTACHED HERETO

Exhibit B

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “SERES HEALTH, INC.”, FILED IN THIS OFFICE ON THE NINTH DAY OF SEPTEMBER, A. D. 2013, AT 3:44 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4885861 8100	/s/ Jeffrey W. Bullock
131067809	Jeffrey W. Bullock, Secretary of State
You may verify this certificate online at corp.delaware.gov/authver.shtml	AUTHENTICATION: 0723599 DATE: 09-10-13

State of Delaware Secretary of State Division of Corporations Delivered 04:00 PM 09/09/2013 FILED 03:44 PM 09/09/2013 SRV 131067809 - 4885861 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SERES HEALTH, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Seres Health, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1. The Board of Directors of the Corporation duly adopted resolutions by written consent in lieu of a meeting in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring such amendment to be advisable. The stockholders of the Corporation duly approved such proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED: That Article FOURTH of the Certificate of Incorporation of the Corporation be amended by amending and restating the first sentence of such Article FOURTH in its entirety to read as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 36,306,272 shares, consisting of (i) 24,500,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (ii) 11,806,272 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”), of which 8,230,997 shares are hereby designated “Series A Preferred Stock” and 3,575,275 shares are hereby designated “Series A-2 Preferred Stock.””

2. This Certificate of Amendment of Certificate of Incorporation of the Corporation has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Certificate of Amendment of Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this 9th day of September, 2013.

By:	/s/ David A. Berry
Name: David Berry
Title: President

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “SERES HEALTH, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, FILED THE TWENTY–SIXTH DAY OF NOVEMBER, A.D. 2012, AT 1:41 O’CLOCK P.M.

4885861 8100X	/s/ Jeffrey W. Bullock
130944257	Jeffrey W. Bullock, Secretary of State
You may verify this certificate online at corp.delaware.gov/authver.shtml	AUTHENTICATION: 0632368 DATE: 08-01-13

State of Delaware Secretary of State Division of Corporations Delivered 01:47 PM 11/26/2012 FILED 01:41 PM 11/26/2012 SRV 121258510 - 4885861 FILE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SERES HEALTH, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Seres Health, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That the name of this corporation is Seres Health, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on October 18, 2010 under the name Newco LS21, Inc.

2. That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

FIRST: The name of this corporation is Seres Health, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 21,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (ii) 10,478,189 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”), of which 8,230,997 shares are hereby designated “Series A Preferred Stock” and 2,247,192 shares are hereby designated “Series A-2 Preferred Stock.”

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the General Corporation Law. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

B. PREFERRED STOCK

The Series A Preferred Stock and the Series A-2 Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1. Dividends.

From and after the date of the issuance of any shares of Series A Preferred Stock, dividends at the rate per annum of eight percent (8%) of the Series A Original Purchase Price (as defined below) per share plus the amount of previously accrued dividends shall accrue on such shares of Series A Preferred Stock (the “Series A Accruing Dividends”). From and after the date of the issuance of any shares of Series A-2 Preferred Stock, dividends at the rate per annum of eight percent (8%) of the Series A-2 Original Purchase Price (as defined below) per share plus the amount of previously accrued dividends shall accrue on such shares of Series A-2 Preferred Stock (the “Series A-2 Accruing Dividends” and, together with the Series A Accruing Dividends, the “Accruing Dividends”). Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative; provided however, that except as set forth in the following sentence of this Section 1 or in Subsection 2.1 and Section 6, such Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Accruing Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the

Certificate of Incorporation) the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of the applicable series of Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate Series A Accruing Dividends or Series A-2 Accruing Dividends, as the case may be, then accrued on the shares of the applicable series of Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of the applicable series of Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of the applicable series of Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of the applicable series of Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series A Original Issue Price (as defined below) or Series A-2 Original Issue Price (as defined below), as applicable; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Preferred Stock dividend. The “Series A Original Issue Price” shall mean $0.79 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. The “Series A-2 Original Issue Price” shall mean $1.78 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-2 Preferred Stock.

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1 Preferential Payments to Holders of Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event (as defined below), the holders of shares of Preferred Stock then outstanding shall be entitled to be paid, on a pari passu basis, out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to (i) in the case of the Series A Preferred Stock, the greater of (A) the Series A Original Issue Price, plus any Series A Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon and (B) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this clause (i) is hereinafter referred to as the “Series A Liquidation Amount”) and (ii) in the case of the Series A-2 Preferred Stock, the greater of (A)

the Series A-2 Original Issue Price, plus any Series A-2 Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon and (B) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this clause (ii) is hereinafter referred to as the “Series A-2 Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2 Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

2.3 Deemed Liquidation Events.

2.3.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least fifty percent (50%) of the then outstanding shares of Preferred Stock elect otherwise by written notice sent to the Corporation at least ten (10) days prior to the effective date of any such event:

(a) a merger or consolidation in which

(i) the Corporation is a constituent party or

(ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 2.3.1, all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

(b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.3.2 Effecting a Deemed Liquidation Event.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2.

(b) In the event of a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(ii) or 2.3.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) if the holders of at least fifty percent (50%) of the then outstanding shares of Preferred Stock so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefor, on the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Preferred Stock at a price per share equal to, in the case of the Series A Preferred Stock, the Series A Liquidation Amount and, in the case of the Series A-2 Preferred Stock, the Series A-2 Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. The provisions of Subsections 6.2 through 6.4 shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Preferred Stock pursuant to this Subsection 2.3.2(b). Prior to the distribution or redemption provided for in this Subsection 2.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

2.3.3 Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation, including the Preferred Stock Director (as defined below).

2.3.4 Allocation of Escrow. In the event of a Deemed Liquidation Event pursuant to Subsection 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the Merger Agreement shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

3. Voting.

3.1 General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class.

3.2 Election of Directors. The holders of record of the shares of Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Preferred Stock Director”) and the holders of record of the shares of Common Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation. Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders.

If the holders of shares of Preferred Stock or Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Preferred Stock or Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series A Preferred Stock and the Series A-2 Preferred Stock), exclusively and voting together as a single class (on an as-converted to Common Stock basis), shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2.

3.3 Preferred Stock Protective Provisions. At any time when shares of Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least fifty percent (50%) of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.3.1 liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event, or consent to any of the foregoing;

3.3.2 amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation;

3.3.3 create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock and Series A-2 Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase or decrease the authorized number of shares of Series A Preferred Stock, Series A-2 Preferred Stock or Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock and Series A-2 Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption;

3.3.4 (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series A Preferred Stock or Series A-2 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred Stock or Series A-2 Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series A Preferred Stock or Series A-2 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A Preferred Stock or Series A-2 Preferred Stock in respect of any such right, preference or privilege;

3.3.5 purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price and the then-current fair market value thereof;

3.3.6 create, or authorize the creation of, or issue, or authorize the issuance of, any debt security or permit any subsidiary to take any such action with respect to any debt security unless such debt security has received the prior approval of the Board of Directors, including the approval of the Preferred Stock Director;

3.3.7 create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary; or

3.3.8 increase or decrease the authorized number of directors constituting the Board of Directors.

4. Optional Conversion.

The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1 Right to Convert.

4.1.1 Conversion Ratios.

(a) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to $0.79. Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(b) Each share of Series A-2 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A-2 Original Issue Price by the Series A-2 Conversion Price (as defined below) in effect at the time of conversion. The “Series A-2 Conversion Price” shall initially be equal to $1.78. Such initial Series A-2 Conversion Price, and the rate at which shares of Series A-2 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2 Termination of Conversion Rights. In the event of a notice of redemption of any shares of Preferred Stock pursuant to Section 6, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.

4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation, including the Preferred Stock Director. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3 Mechanics of Conversion.

4.3.1 Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Preferred Stock converted.

4.3.2 Reservation of Shares. The Corporation shall at all times when shares of Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series A Conversion Price or Series A-2 Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock or the Series A-2 Preferred Stock, as the case may be, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price or Series A-2 Conversion Price.

4.3.3 Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of such series of Preferred Stock accordingly.

4.3.4 No Further Adjustment. Upon any such conversion, no adjustment to the Series A Conversion Price or the Series A-2 Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock or the Series A-2 Preferred Stock, as the case may be, surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4 Adjustments to Conversion Price for Diluting Issues.

4.4.1 Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b) “Series A-2 Original Issue Date” shall mean the date on which the first share of Series A-2 Preferred Stock was issued.

(c) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series A-2 Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)	shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Preferred Stock;

(ii)	shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(iii)	up to 1,000,000 shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation, or such greater number of shares of Common Stock or Options pursuant to a plan, agreement or arrangement to the extent approved by the Board of Directors of the Corporation, including the Preferred Stock Director; or

(iv)	shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security.

4.4.2 No Adjustment of Conversion Price. No adjustment in the Series A Conversion Price or the Series A-2 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least fifty percent (50%) of the then outstanding shares of Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3 Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Series A-2 Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price or the Series A-2 Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to antidilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price or the Series A-2 Conversion Price, as the case may be, computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price or Series A-2 Conversion Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series A Conversion Price or the Series A-2 Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price or the Series A-2 Conversion Price, as the case may be, in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security and (ii) the Series A Conversion Price or the Series A-2 Conversion Price, as the case may be, that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price or the Series A-2 Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price or the Series A-2 Conversion Price, as the case may be, then in effect, or because such Option or Convertible Security was issued before the Series A-2 Original Issue Date), are revised after the Series A-2 Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price or the Series A-2 Conversion Price pursuant to the terms of Subsection 4.4.4, the Series A Conversion Price and/or the Series A-2 Conversion Price, as the case may be, shall be readjusted to such Series A Conversion Price or Series A-2 Conversion Price, as the case may be, as would have been obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price or the Series A-2 Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price or the Series A-2 Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price or the Series A-2 Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4 Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series A-2 Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series A Conversion Price and/or the Series A-2 Conversion Price, each as in effect immediately prior to such issue, then the Series A Conversion Price and/or the Series A-2 Conversion Price, as the case may be, shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a) “CP2” shall mean (1) in the case of an adjustment to the Series A Conversion Price, the Series A Conversion Price in effect immediately after such issue of Additional Shares of Common Stock and (2) in the case of an adjustment to the Series A-2 Conversion Price, the Series A-2 Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(b) “CP1” shall mean (1) in the case of an adjustment to the Series A Conversion Price, the Series A Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock and (2) in the case of an adjustment to the Series A-2 Conversion Price, the Series A-2 Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5 Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property: Such consideration shall:

(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation, including the Preferred Stock Director; and

(iii)	in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation, including the Preferred Stock Director.

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing

(i)	the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)	the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price and/or the Series A-2 Conversion Price pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Conversion Price and/or the Series A-2 Conversion Price, as the case may be, shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series A-2 Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price and the Series A-2 Conversion Price, each as in effect immediately before such subdivision, shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series A-2 Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price and the Series A-2 Conversion Price, each as in effect immediately before such combination, shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series A-2 Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price and the Series A-2 Conversion Price, each as in effect immediately before such event, shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price and the Series A-2 Conversion Price, as the case may be, then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price and the Series A-2 Conversion Price, as the case may be, shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price and the Series A-2 Conversion Price, as the case may be, shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made with respect to the Series A Conversion Price or the Series A-2 Conversion Price if the holders of the applicable series of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of the applicable series of Preferred Stock had been converted into Common Stock on the date of such event.

4.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series A-2 Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.5, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of the applicable series of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation, including the Preferred Stock Director) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the applicable series of Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price or the Series A-2 Conversion Price, as the case may be) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the applicable series of Preferred Stock.

4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price and/or the Series A-2 Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the applicable series of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the applicable series of Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price and/or the Series A-2 Conversion Price, as the case may be, then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of the applicable series of Preferred Stock.

4.10 Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

5. Mandatory Conversion.

5.1 Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least $5.34 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $35,000,000 of gross proceeds to the Corporation or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least fifty percent (50%) of the then outstanding shares of Preferred Stock (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation.

5.2 Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of each applicable series of Preferred Stock accordingly.

6. Redemption.

6.1 Redemption Shares. Shares of Preferred Stock shall be redeemed by the Corporation out of funds lawfully available therefor at a price equal to (a) in the case of the Series A Preferred Stock, the Series A Original Issue Price per share, plus any Series A Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Series A Redemption Price”), and (b) in the case of the Series A-2 Preferred Stock, the Series A-2 Original Issue Price per share, plus any Series A-2 Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Series A-2 Redemption Price”), in three annual installments commencing not more than 60 days after receipt by the Corporation at any time after June 1, 2017 from the holders of at least fifty percent (50%) of the then outstanding shares of Preferred Stock of written notice requesting redemption of all shares of Preferred Stock (the “Redemption Request”). Upon receipt of a Redemption Request, the Corporation shall apply all of its assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by Delaware law governing distributions to stockholders. The date of each such installment shall be referred to as a “Redemption Date”. On each Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Preferred Stock owned by each holder, that number of outstanding shares of Preferred Stock determined by dividing (i) the total number of shares of Preferred Stock outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). If the Corporation does not have sufficient funds legally available to redeem on any Redemption Date all shares of Preferred Stock to be redeemed on such Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s redeemable shares of such capital stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed immediately after the Corporation has funds legally available therefor. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein.

6.2 Redemption Notice. The Corporation shall send written notice of the mandatory redemption (the “Redemption Notice”) to each holder of record of Preferred Stock not less than 40 days prior to each Redemption Date. Each Redemption Notice shall state:

(a) the number of shares of each series of Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(b) the Redemption Date, the Series A Redemption Price and the Series A-2 Redemption Price;

(c) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 4.1); and

(d) that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Preferred Stock to be redeemed.

6.3 Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Series A Redemption Price and/or the Series A-2 Redemption Price, as the case may be, for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Preferred Stock shall promptly be issued to such holder.

6.4 Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Series A Redemption Price and/or Series A-2 Redemption Price, as the case may be, payable upon redemption of the shares of Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Series A Redemption Price and/or the Series A-2 Redemption Price, as the case may be, without interest upon surrender of their certificate or certificates therefor.

7. Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.

8. Waiver. Unless a different vote is specified in the Certificate of Incorporation, any of the rights, powers, preferences and other terms of the Preferred Stock set forth herein may be waived, either prospectively or retrospectively, on behalf of all holders of Preferred Stock by the affirmative written consent or vote of the holders of at least fifty percent (50%) of the shares of Preferred Stock then outstanding.

9. Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH: Subject to any additional vote required by the Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH: Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH: The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

ELEVENTH: The following indemnification provisions shall apply to the persons enumerated below.

1. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article Eleventh, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

2. Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Eleventh or otherwise.

3. Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article Eleventh is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney’s fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.

5. Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorney’s fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

6. Non-Exclusivity of Rights. The rights conferred on any person by this Article Eleventh shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

7. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

8. Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Eleventh; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Eleventh.

9. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article Eleventh shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

* * *

3. That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4. That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 26th day of November, 2012.

By:	/s/ Frank Bobe
Name: Frank Bobe
Title: Chief Executive Officer

Exhibit C

Registration Rights

Amended and Restated Investors’ Rights Agreement (including all amendments thereto) – ATTACHED HERETO

Exhibit C

SERES HEALTH, INC.

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

November 27, 2012

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6.6	Amendments and Waivers	22
6.7	Severability	23
6.8	Aggregation of Stock	23
6.9	Entire Agreement	23
6.10	Dispute Resolution	23
6.11	Delays or Omissions	24
6.12	Further Assurances	24
6.13	Acknowledgment	24

Schedule A	-	Schedule of Investors

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AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT is made as of the 27th day of November, 2012, by and among Seres Health, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor.”

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) possess registration rights, information rights, rights of first offer, and other rights pursuant to an Investors’ Rights Agreement dated as of June 1, 2012 between the Company and such Investors (the “Prior Agreement”);

WHEREAS, the Existing Investors desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, certain of the Investors are parties to that certain Series A-2 Preferred Stock Purchase Agreement of even date herewith between the Company and the Investors (the “Purchase Agreement”), under which certain of the Company’s and such Investors’ obligations are conditioned upon the execution and delivery of this Agreement by the parties hereto;

NOW, THEREFORE, the Company and the Existing Investors hereby agree to amend and restate the Prior Agreement in its entirety as set forth herein, and all of the parties hereto further agree as follows:

1. Definitions. For purposes of this Agreement:

1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2 “Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

1.3 “Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or

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necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.4 “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.5 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.6 “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.7 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.8 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.9 “GAAP” means generally accepted accounting principles in the United States.

1.10 “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.11 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.12 “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.13 “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

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1.14 “Key Employee” means any executive-level employee (including division director and vice president-level positions) as well as any employee who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property (as defined in the Purchase Agreement).

1.15 “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 281,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

1.16 “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.17 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.18 “Preferred Director” means any director of the Company that the holders of record of the Preferred Stock are entitled to elect pursuant to the Company’s Certificate of Incorporation.

1.19 “Preferred Stock” means shares of Series A Preferred Stock and Series A-2 Preferred Stock.

1.20 “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, held by the Investors as of the date hereof or acquired by the Investors after the date hereof; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.

1.21 “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.22 “Restricted Securities” means the securities of the Company required to bear the legend set forth in Subsection 2.12(b) hereof.

1.23 “SEC” means the Securities and Exchange Commission.

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1.24 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.25 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.26 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.27 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.28 “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.001 per share.

1.29 “Series A-2 Preferred Stock” means shares of the Company’s Series A-2 Preferred Stock, par value $0.001 per share.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Demand Registration.

(a) Form S-1 Demand. If at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of a majority of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement for which the anticipated aggregate offering price would exceed $5,000,000, then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20)days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Subsection 2.3.

(b) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least twenty percent (20%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price of at least $1,000,000, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration

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statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Subsection 2.3.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period ; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than an Excluded Registration.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d).

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2.2 Company Registration If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

2.3 Underwriting Requirements.

(a) If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by a majority in interest of the Initiating Holders, subject only to the reasonable approval of the Company. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its

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underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, and (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c) For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder

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refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

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(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders selected by the Holders of a majority of the Registrable Securities to be registered (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsection 2.1(a) or Subsection 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsection 2.1(a) or Subsection 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

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2.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the

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indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

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(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S 3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that (i) would provide to such holder the right to include securities in any registration on other than a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder.

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2.11 “Market Stand off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement for such IPO, and shall be applicable to the Holders only if all officers and directors of the Company and holders of at least five percent (5%) of the outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding shares of Preferred Stock) are subject to the same restrictions. The underwriters in connection with such registration are intended third party beneficiaries of this Subsection 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto.

2.12 Restrictions on Transfer.

(a) The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred in violation of this Agreement, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b) Each certificate or instrument representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

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THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(c) The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.12. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsection 2.1 or Subsection 2.2 shall terminate upon the earliest to occur of:

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(a) the closing of a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation;

(b) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration; and

(c) the seventh (7th) anniversary of the IPO.

3. Information Rights.

3.1 Delivery of Financial Statements. The Company shall deliver to each Major Investor, provided that the Board of Directors has not reasonably determined that such Major Investor is a competitor of the Company:

(a) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Budget (as defined in Subsection 3.1(e)) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants selected by the Company and approved by the Board of Directors, including the Preferred Directors;

(b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit any Major Investor to calculate its percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct;

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(d) as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of stockholders’ equity as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(e) as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company;

(f) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Subsection 3.1 to provide information (i) that the Company reasonably determines in good faith to be confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or a trade secret or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2 Inspection. The Company shall permit each Major Investor (provided that the Board of Directors has not reasonably determined that such Major Investor is a competitor of the Company), at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it reasonably and in good faith considers to be confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or a trade secret or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

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3.3 Termination of Information Rights. The covenants set forth in Subsection 3.1 and Subsection 3.2 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.

3.4 Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.4 by such Investor), (b) is or has been independently developed or conceived by any Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to any Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.4; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that such Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

4. Rights to Future Stock Issuances.

4.1 Right of First Offer. Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.

(a) The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other

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Derivative Securities then held, by such Major Investor bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities). At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(c).

(c) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Subsection 4.1.

(d) The right of first offer in this Subsection 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Company’s Certificate of Incorporation); or (ii) shares of Common Stock issued in the IPO.

4.2 Termination. The covenants set forth in Subsection 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.

5. Additional Covenants.

5.1 Insurance. The Company shall use its commercially reasonable efforts to obtain, within ninety (90) days of the date hereof, from financially sound and reputable insurers Directors and Officers liability insurance and term “key person” insurance on the Chief Executive Officer, each in an amount and on terms and conditions satisfactory to the Board of

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Directors, and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board of Directors determines that such insurance should be discontinued. The key person policy shall name the Company as loss payee, and neither policy shall be cancelable by the Company without prior approval by the Board of Directors including the Preferred Directors.

5.2 Employee Agreements. The Company will cause (i) each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement and (ii) each Key Employee to enter into a one (1) year noncompetition and nonsolicitation agreement, each in a form acceptable to the Investors. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the unanimous consent of the Preferred Directors.

5.3 Employee Stock. Unless otherwise approved by the Board of Directors, including the unanimous approval of the Preferred Directors, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal quarterly installments over the following thirty-six (36) months, and (ii) a market stand-off provision substantially similar to that in Subsection 2.11. In addition, unless otherwise approved by the Board of Directors, including the Preferred Directors, the Company shall retain a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

5.4 Qualified Small Business Stock. The Company shall use commercially reasonable efforts to cause the shares of Preferred Stock issued pursuant to the Purchase Agreement, as well as any shares into which such shares are converted, within the meaning of Section 1202(f) of the Internal Revenue Code (the “Code”), to constitute “qualified small business stock” as defined in Section 1202(c) of the Code; provided, however, that such requirement shall not be applicable if the Board of Directors of the Company determines, in its good-faith business judgment, that such qualification is inconsistent with the best interests of the Company. The Company shall submit to its stockholders (including the Investors) and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and the regulations promulgated thereunder. In addition, within twenty (20) business days after any Investor’s written request therefor, the Company shall, at its option, either (i) deliver to such Investor a written statement indicating whether (and what portion of) such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code or (ii) deliver to such Investor such factual information in the Company’s possession as is reasonably necessary to enable such Investor to determine whether (and what portion of) such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code.

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5.5 Matters Requiring Investor Director Approval. So long as the holders of Preferred Stock are entitled to elect a Preferred Director, the Company hereby covenants and agrees with the Investors that it shall not, nor shall it permit any subsidiary to, without approval of the Board of Directors, which approval must include the affirmative vote of the Preferred Directors:

(a) make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(b) make any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors, including the Preferred Directors;

(c) guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(d) make any investment inconsistent with any investment policy approved by the Board of Directors;

(e) incur any aggregate indebtedness in excess of $100,000 that is not already included in a budget approved by the Board of Directors, other than trade credit incurred in the ordinary course of business;

(f) otherwise enter into or be a party to any transaction with any director, officer, or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, except for transactions contemplated by this Agreement and the Purchase Agreement; transactions resulting in payments to or by the Company in an aggregate amount less than $60,000 per year; or transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the Board of Directors;

(g) hire, terminate, or change the compensation of the executive officers, including approving any option grants or stock awards to executive officers;

(h) change the principal business of the Company, enter new lines of business, or exit the current line of business;

(i) sell, assign, license, pledge, or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business;

(j) increase the shares of Common Stock reserved for issuance under the Company’s 2012 Stock Incentive Plan or adopt any other equity incentive plan; or

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(k) enter into any corporate strategic relationship involving the payment, contribution, or assignment by the Company or to the Company of money or assets greater than $100,000.

5.6 Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule, unless agreed by a majority of the Board of Directors, including the Preferred Directors. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors. The Company shall cause to be established, as soon as practicable after such request, and will maintain, an audit and compensation committee, each of which shall consist solely of non-management directors. Each non-employee director shall be entitled in such person’s discretion to be a member of any Board committee. Each committee of the Board shall include at least one Preferred Director.

5.7 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation, or elsewhere, as the case may be.

5.8 Termination of Covenants. The covenants set forth in this Section 5, except for Subsection 5.7, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.

6. Miscellaneous.

6.1 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s

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Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2 Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles that would result in the application of any law other than the law of the Commonwealth of Massachusetts.

6.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company at 161 First Street, Suite 1A, Cambridge, MA 02142, Attention: Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 6.5. If notice is given to the Company, a copy shall also be given to Latham & Watkins LLP, John Hancock Tower, 20th Floor, 20 Clarendon Street, Boston, MA 02116, Attention Peter N. Handrinos, Esq., and if notice is given to the Investors, a copy shall also be given to Seyfarth Shaw LLP, 2 Seaport Lane, Boston, MA 02210, Attention: Gregory L. White.

6.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the

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Company and the holders of at least fifty percent (50%) of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction). The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9 Entire Agreement. This Agreement (including any Schedules hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.10 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the Commonwealth of Massachusetts and to the jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

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WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.11 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.12 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

6.13 Acknowledgment. The Company acknowledges that each Investor is in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict any Investor from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERES HEALTH, INC.

By:	/s/ Frank Bobe
Name:	Frank Bobe
Title:	Chief Executive Officer

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

FLAGSHIP VENTURES FUND IV, L.P.

By its General Partner
Flagship Ventures Fund IV General Partner LLC

By:	/s/ Noubar Afeyan
Manager

FLAGSHIP VENTURES FUND IV-Rx, L.P.

By its General Partner
Flagship Ventures Fund IV-Rx General Partner LLC

By:	/s/ Noubar Afeyan
Manager

FLAGSHIP VENTURES FUND 2007, L.P.

By its General Partner
Flagship Ventures Fund 2007 General Partner LLC

By:	/s/ Noubar Afeyan
Manager

FLAGSHIP VENTURELABS IV LLC

By: FLAGSHIP VENTURES FUND IV, L.P. its Authorized Member

By: FLAGSHIP VENTURES FUND IV GENERAL PARTNER LLC its General Partner

By:	/s/ Noubar Afeyan
Name:	Noubar Afeyan
Title:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

CLS CAPITAL HOLDINGS LIMITED BY INTERLOCK DIRECTOR LTD., DIRECTOR

VIRTUS DIRECTORS LIMITED

AUTHORIZED SIGNATORY

/S/ MICHAEL KUPENGA
MICHAEL KUPENGA
AUTHORIZED SIGNATORY

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A

Investors

Flagship Ventures Fund IV, L.P.

c/o Flagship Ventures

One Memorial Drive

Cambridge, MA 02142

T: (617) 868-1888

F: (617) 868 -1115

Flagship Ventures Fund IV-Rx, L.P.

c/o Flagship Ventures

One Memorial Drive

Cambridge, MA 02142

T: (617) 868-1888

F: (617) 868 -1115

Flagship Ventures Fund 2007, L.P.

c/o Flagship Ventures

One Memorial Drive

Cambridge, MA 02142

T: (617) 868-1888

F: (617) 868 -1115

Flagship VentureLabs IV LLC

c/o Flagship Ventures

One Memorial Drive

Cambridge, MA 02142

T: (617) 868-1888

F: (617) 868 -1115

CLS Capital Holdings Limited

Suite C1

Hirzel Court

Hirzel Street

St Peter Port

Guernsey

Channel Islands

GY1 2NH

T: +44 (0) 1481 755850

F: +44 (0) 1481 755859